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                                                                     Exhibit 5.1

                                               [CHARLES RIVER LABORATORIES LOGO]



                                     June 2, 2003



Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Ladies and Gentlemen:

     I am Senior Vice President, Corporate Development, General Counsel and Secretary of Charles River International, Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, relating to the issuance of an additional 2,500,000 shares of the Company's common stock, par value $.01 (the "Shares"), in connection with the Charles River International, Inc. 2000 Incentive Plan, as amended (the "Plan").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records which I have deemed necessary or appropriate for the purposes of the opinion and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed that the signatures (other than those of officers of the Company) on all documents that I have examined are genuine.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of the opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ Dennis R. Shaughnessy

                                Dennis R. Shaughnessy, Esq.
                                Senior Vice President, Corporate
                                Development, General Counsel and
                                Secretary




251 Ballardvale Street, Wilmiington, MA 01887 - 978.658.6000 - FAX: 978.658.7132
                                - www.criver.com